UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

Frazier Lifesciences Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39765	98-1562203
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Union Square 601 Union St., Suite 3200 Seattle, WA 98101	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 621-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of a Warrant to acquire one Class A ordinary share	FLACU	The Nasdaq Capital Market LLC
Class A ordinary shares, par value $0.0001 per share	FLAC	The Nasdaq Capital Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	FLACW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2020, the Registration Statement on Form S-1 (File No. 333-250858) and the Registration Statement on Form S-1 MEF (File No. 333-251209) (together, the “Registration Statement”) relating to the initial public offering (the “IPO”) of Frazier Lifesciences Acquisition Corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission.

On December 11, 2020, the Company consummated its IPO of 13,800,000 units (the “Public Units”), which included the full exercise of the underwriters’ option to purchase an additional 1,800,000 Public Units at the initial public offering price to cover over-allotments, with each unit consisting of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Public Units were sold at a price of $10.00 per Public Unit, generating gross proceeds of $138,000,000.

Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•	an Underwriting Agreement, dated December 8, 2020, between the Company and Credit Suisse Securities (USA) LLC, which contains customary representations and warranties and indemnification of the underwriter by the Company;

•	a Warrant Agreement, dated December 8, 2020 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement;

•	an Investment Management Trust Agreement, dated December 8, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units (as defined below), and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•	a Registration and Shareholder Rights Agreement, dated December 8, 2020, among the Company, the Sponsor and certain equityholders of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for such other equityholders, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•	a Private Placement Units Purchase Agreement, dated December 8, 2020 (the “Private Placement Units Purchase Agreement”), between the Company and Frazier Lifesciences Sponsor LLC (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 501,000 private placement units (the “Private Placement Units”), with each Private Placement Unit consisting of one Class A Ordinary Share and one-third of one redeemable warrant (the “Private Warrants” and, together with the Public Warrants, the “Warrants”), each whole Private Warrant entitling the holder thereof to purchase Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment;

•	an Administrative Services Agreement, dated December 8, 2020, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space, secretarial and administrative services, as may be required by the Company from time to time, for $10,000 per month until the earlier of the Company’s completion of its initial business combination or liquidation; and

•	a Letter Agreement, dated December 8, 2020, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which each of the Sponsor and each executive officer and director of the Company has agreed to vote any Class A ordinary shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months of the closing of the IPO; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Public Units, the Company consummated the private placement of an aggregate of 501,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $5,010,000 (the “Private Placement”).

The Private Placement Units are substantially similar to the Public Units, except for certain differences in the warrants included in the Private Placement Units (the “Private Warrants” and, together with the Public Warrants, the “Warrants”). Unlike the Public Warrants, the Private Warrants, if held by the Sponsor or its permitted transferees, (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption (except in certain circumstances when the Public Warrants are called for redemption and a certain price per Class A Ordinary Share threshold is met) and (iii) are subject to certain limited exceptions including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to the Private Placement Units Purchase Agreement and the Private Placement Warrants are governed by the Warrant Agreement.

Item 5.03.	Amendments to Memorandum and Articles of Association.

Effective December 8, 2020 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

Of the net proceeds from the IPO and the Private Placement, a total of $138,000,000 was deposited in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its income taxes, if any, the proceeds from the IPO and the sale of the Private Placement Units held in the trust account will not be released from the trust account (1) to the Company until the completion of its initial business combination or (2) to the Company’s public shareholders, until the earliest of: (a) the completion of the Company’s initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elect to redeem, subject to certain limitations, (b) the redemption of any public shares properly tendered in connection with a (i) shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of its obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with its initial business combination within 24 months from the closing of the IPO or (ii) with respect to any other provisions relating to shareholders’ rights of holders of the Company’s Class A ordinary shares or pre-initial business combination activity and (c) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO, subject to applicable law.

On December 9, 2020, the Company issued a press release in connection with its IPO. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, by and among the Company and Credit Suisse Securities (USA) LLC as representative of the underwriters.

3.1.	Amended and Restated Memorandum and Articles of Association.

4.1	Warrant Agreement, between the Company and Continental Stock Transfer & Trust Company.

10.1	Investment Management Trust Agreement, between the Company and Continental Stock Transfer & Trust Company.

10.2	Registration and Shareholder Rights Agreement, by and among the Company, the Sponsor and the Holders signatory thereto.

10.3	Private Placement Units Purchase Agreement, between the Company and the Sponsor.

10.4	Administrative Services Agreement, between the Company and the Sponsor.

10.5	Letter Agreement, by and among the Company, the Sponsor and each director and officer of the Company.

99.1	Press Release, dated December 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2020

Frazier Lifesciences Acquisition Corporation

By:	/s/ James N. Topper
Name:	James N. Topper
Title:	Chief Executive Officer